UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2013

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2013, the stockholders of BofI Holding, Inc., (the “Company”) parent of BofI Federal Bank, approved an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock available for issuance from 25,000,000 to 50,000,000 shares.  The amendment to the Company’s certificate of incorporation was filed with the Secretary of State of Delaware on October 25, 2013 and is also filed as Exhibit 3.1 hereto.

Item 5.07 Submission of matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on October 24, 2013. Proxy statements were sent to all of the Company's common stockholders of record as of September 13, 2013. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.
The first proposal was the election of the following three directors: James S. Argalas, James J. Court, and Edward J. Ratinoff. All three directors were elected with the following votes tabulated:

	For	Withheld	Non-Votes
James S. Argalas	6,444,601	247,195	5,439,502
James J. Court	6,442,529	249,267	5,439,502
Edward J. Ratinoff	6,442,751	249,045	5,439,502

The second proposal was to approve an amendment to the Company's certificate of incorporation to increase the number of authorized share of common stock available for issuance from 25,000,000 to 50,000,000 shares:

For	Against	Abstain	Non-Votes
10,055,249	1,986,799	89,250	0

The third proposal was an advisory vote to ratify the selection of BDO USA, LLP to audit the Company's financial statements for fiscal year 2014:

For	Against	Abstain	Non-Votes
12,067,265	19,761	44,272	0

Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description
3.1	Certificate of Amendment of Certificate of Incorporation of BofI Holding, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: October 28, 2013	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer